UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2019

BIOSTAGE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35853	45-5210462
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

84 October Hill Road, Suite 11, Holliston, MA	01746
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (774) 233-7300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01.	Entry Into a Material Definitive Agreement.

On June 12, 2019, Biostage, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Junli He (the “Investor”) pursuant to which the Investor agreed to purchase in a private placement 135,135 shares of common stock and warrants to purchase 135,135 shares of common stock (the “Investor Warrant”) for the aggregate purchase price of approximately $500,000 and a purchase price per share and warrant of $3.70 (the “Investor Private Placement”). The Investor Private Placement closed on June 12, 2019.

The Investor Warrant has an exercise price of $3.70 per share, subject to adjustments as provided under the terms thereof, and is immediately exercisable. The Investor Warrant is exercisable until the earlier to occur of (i) the date that is seven (7) weeks after the filing date of the Company’s first Investigational New Drug application with the US Food and Drug Administration, and (ii) five years (5) from the Investor Warrant issuance date. The Investor Purchase Agreement and Investor Warrant each include customary representations, warranties and covenants.

As described below in Item 3.02, the Company has also closed private placements with a number of other Investors, which including the $500,000 provided by the Investor, resulted in funding of approximately $1,277,143 in the aggregate to the Company.

The representations, warranties and covenants contained in the Investor Purchase Agreement were made solely for the benefit of the parties to the Investor Purchase Agreement. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the Investor Purchase Agreement and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Investor Purchase Agreement is included with this filing only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Investor Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Investor Purchase Agreement and the form of Investor Warrant are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The information contained above in Item 1.01 related to the Investor Private Placement is hereby incorporated by reference into this Item 3.02. In addition, on June 12, 2019, the Company also closed private placements with a number of other investors, which including the $500,000 provided by the Investor as described in Item 1.01 above, resulted in funding of approximately $1,277,143 in the aggregate to the Company. Each of these other investors executed a securities purchase agreement similar to the Investor SPA and received a warrant similar to the Investor Warrant. As such, these other warrants also have an exercise price of $3.70 per share, are subject to adjustments as provided under the terms thereof, are immediately exercisable, and are exercisable until the earlier to occur of (i) the date that is seven (7) weeks after the filing date of the Company’s first Investigational New Drug application with the US Food and Drug Administration, and (ii) five years (5) from the warrant issuance date.

The shares of common stock and the Warrant issued to the Investor and the other investors described above (including the shares issuable upon exercise of the Investor Warrant and other warrants described above), were and will be sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to an accredited investor, and in reliance on similar exemptions under applicable state laws.

In addition, in June 2019, the Company also issued (i) the annual compensatory option grants to the members of its scientific advisory board, in the aggregate amount of 41,456 options to acquire shares of common stock (being 10,364 options to each of the four scientific advisory board members), as required by the consulting agreements with such individuals which require annual grants consistent with the annual grants to the directors of the Company, and (ii) an aggregate of 13,852 compensatory stock awards, and an aggregate amount of 50,466 compensatory options to acquire shares of common stock, to the non-employee directors of the Company which such non-employees elected to receive in lieu of the annual cash compensation they were entitled to with respect to fiscal 2018 and fiscal 2019, respectively. The inclusion of this disclosure of the issuances to these consultants and directors under this Item 3.02 shall not in any manner cause these issuances to be deemed sales. To the extent these issuances to the consultants and directors are deemed sales, such securities (and any shares issuable thereunder), were and will be sold and issued without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering, and in reliance on similar exemptions under applicable state laws.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas McNaughton has resigned from his role as Chief Financial Officer of the Company effective as of June 14, 2019 (the “Effective Date”). In connection with his resignation, the Company and Mr. McNaughton entered into a Separation and Release Agreement (the “Agreement”), which provides, among other things: (i) that Mr. McNaughton will receive six months of his base salary paid in equal monthly installments over the course of twelve months; (ii) for acceleration of vesting of certain outstanding equity awards that would otherwise vest during the twelve months following the Effective Date; (iii) that the outstanding vested options held by Mr. McNaughton would be exercisable until the earlier of two years following the Effective Date and the respective scheduled expiration date of such options; and (iv) a grant of a fully vested non-qualified stock option to purchase 35,000 shares of common stock of the Company with an expiration date three years from the Effective Date.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
4.1	Form of Warrant
10.1	Securities Purchase Agreement between the Company and Junli He, dated as of June 12, 2019
10.2	Separation and Release Agreement by and between Biostage, Inc. and Thomas McNaughton

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOSTAGE, INC.
(Registrant)

June 17, 2019	/s/ James McGorry
(Date)	James McGorry
Chief Executive Officer